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                                                                   EXHIBIT 10.20


                                Amendment to the
                   Key Executive Life Insurance/Death Benefit
                 Plan of The Dime Savings Bank of New York, FSB


     The Key Executive Life Insurance/Death Benefit Plan of The Dime Savings Bank of New York, FSB is hereby amended to add the following sentence to the end of Section 3.5(a), effective as of February 25, 1997:

     "The Compensation Committee may otherwise increase the amount of coverage to which a Participant is entitled by action at any time."